UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 24, 2004

Track Data Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24634 (Commission File Number)	22-3181095 (IRS Employer Identification No.)
95 Rockwell Place, Brooklyn, New York (Address of principal executive offices)	11217 (Zip Code)

Registrant's telephone number, including area code (718) 522-7373

Section 3--Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

(a) On August 24, 2004, the Company received notice from Nasdaq that its common stock has not met the minimum $1.00 per share closing price required to avoid delisting from Nasdaq's National Market. The Company’s common stock will continue to be listed on the National Market until February 22, 2005, subject to an extension of an additional 180 day period if the Company meets all other initial listing criteria. During these periods, the Company must achieve a closing bid price of at least $1.00 for ten consecutive business days to be eligible for compliance with the Nasdaq closing bid-price requirement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Track Data Corporation

By	/s/ Martin Kaye

Martin Kaye
COO, CFO

Date: August 25, 2004